Exhibit 99.1


Press Release                                              For Immediate Release

Company Contact:

Company Contact:
William Swain, GraphOn Corporation
1.800.GRAPHON
Bill.Swain@GraphOn.com

    GraphOn Corp. Announces Fourth Quarter and Annual 2007 Results; Will Host
             Investor Teleconference on Thursday, February 14, 2008

SANTA CRUZ, CA, USA - February 13, 2008 - GraphOn Corporation (OTCBB: GOJO), a leading worldwide developer of thin-client application publishing and Web-enabling solutions, today announced it will host an investor conference call at 1:30 pm Pacific Standard Time (4:30 pm Eastern Standard Time) on Thursday, February 14, 2008, moderated by GraphOn CEO and Chairman, Robert Dilworth and Chief Financial Officer, William Swain. Discussions will include a review of financial results for the fourth quarter and fiscal year which ended December 31, 2007. The GraphOn management team will discuss the company's business and will take questions for a limited time following the presentation.

Participants may access the call by phone by dialing (888) 496-2261 ten minutes prior to the call and state conference ID # 34076449.

Financial Highlights

Revenue was approximately $7.8 million for the three months ended December 31, 2007, as compared to approximately $1.3 million recorded in the same period of 2006. Revenue was approximately $11.5 million for the year ended December 31, 2007, as compared to approximately $5.2 million for the same period of 2006. The net income for the three months ended December 31, 2007 was approximately $3.2 million, as compared to the approximate $954 thousand net loss for the same period of 2006. The net income for the year ended December 31, 2007 was approximately $194 thousand, as compared to the approximate $3.0 million net loss for the same period of 2006.

The earnings per common share for the three months ended December 31, 2007 was $0.07 per share as compared with a loss of $0.02 per share for the same quarter of 2006. The earnings per common share for the year ended December 31, 2007 was $0.00 per share as compared with a loss of $0.07 per share for the same period in 2006. The earnings per common share - assuming dilution was $0.07 and $0.00 for the three months and year ended December 31, 2007, respectively. No dilution was assumed during either the three months or year ended December 31, 2006 as net losses were reported for both such periods.

"We are very pleased with the financial results that we have been able to achieve in both the current quarter and year as compared to the same periods in 2006," Robert Dilworth, Chairman and CEO, said. "The strong fourth quarter performance resulted from improved product sales as well as significant proceeds from patent licensing activity. We believe the resulting balance sheet and cash position will resolve concerns about GraphOn's financial viability and also provide cash reserves sufficient to invest in strengthening our GO-Global products and to pursue identified opportunities that we believe will create the potential for further growth based on our existing technology."

About GraphOn Corporation

GraphOn Corporation is a publicly-traded company headquartered in Santa Cruz, California. For over a decade, GraphOn has been an innovator of cost-effective, advanced solutions that help customers access applications from anywhere. GraphOn's high-performance software provides fast remote access, cross-platform connectivity, and a centralized architecture that delivers a dramatically lower cost of ownership. The company's solutions run under Microsoft (MSFT) Windows, Linux, and UNIX, including Sun (JAVA) Solaris, IBM AIX, Hewlett-Packard (HPQ) HP-UX, and others. For more information, call 1.800.GRAPHON or visit www.graphon.com.

                                     -more-


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GRAPHON CORPORATION
Condensed Consolidated Balance Sheets


                                                  December 31,         December 31,
                                                        2007               2006
                                                  (Unaudited)            (Audited)
                                            --------------------------------------------
Assets
---------------------------------------------------------------------
Cash and cash equivalents                   $            5,260,800  $        2,937,100
Accounts receivable, net                                   886,600             680,400
Other current assets                                        42,600              65,300
                                            --------------------------------------------
Total current assets                                     6,190,000           3,682,800
Property and equipment, net                                134,700             129,400
Capitalized software, net                                    3,600               5,800
Patents, net                                             2,741,300           3,630,300
Other assets                                                 4,800               4,700
                                            --------------------------------------------
Total assets                                $            9,074,400  $        7,453,000
                                            ============================================

Liabilities and stockholders' equity
---------------------------------------------------------------------
Accounts payable and accrued liabilities    $              867,200  $          793,300
Deferred revenue - short term                            1,475,000           1,153,100
Deferred revenue - long term                             1,833,100           1,654,500
Stockholders equity                                      4,899,100           3,852,100
                                            --------------------------------------------
Total liabilities and stockholders equity   $            9,074,400  $        7,453,000
                                            --------------------------------------------


Condensed Consolidated Statements of Operations
                                                      Three months ended December 31,            Year ended December31,
                                                  ------------------------------------------------------------------------------
                                                         2007               2006                2007               2006
                                                     (Unaudited)         (Unaudited)         (Unaudited)         (Audited)
                                                  ------------------------------------------------------------------------------
Revenue                                           $      7,769,900  $         1,271,400  $      11,485,600  $         5,170,600
Cost of revenue                                            147,800              156,800            503,900              534,000
                                                  ------------------------------------------------------------------------------
Gross profit                                             7,622,100            1,114,600         10,981,700            4,636,600
                                                  ------------------------------------------------------------------------------
Selling and marketing                                      528,400              437,800          1,819,900            1,650,600
General and administrative                               3,449,700              999,600          6,822,100            3,975,900
Research and development                                   405,400              653,200          2,162,700            2,093,700
                                                  ------------------------------------------------------------------------------
Total operating expenses                                 4,383,500            2,090,600         10,804,700            7,720,200
                                                  ------------------------------------------------------------------------------
Income (loss) from operations                            3,238,600            (976,000)            177,000          (3,083,600)
Other income, net                                           13,200               21,400             58,600               52,800
                                                  ------------------------------------------------------------------------------
Income (loss) before income taxes                        3,251,800            (954,600)            235,600          (3,030,800)
Income taxes                                                36,500              (1,200)             42,100                4,300
                                                  ------------------------------------------------------------------------------
Net income (loss)                                        3,215,300            (953,400)            193,500          (3,035,100)
Other comprehensive loss                                         -                (600)                  -                    -
                                                  ------------------------------------------------------------------------------
Comprehensive income (loss)                       $      3,215,300  $         (954,000)  $         193,500  $       (3,035,100)
                                                  ------------------------------------------------------------------------------
Earnings (loss) per common share                  $           0.07  $            (0.02)  $            0.00  $            (0.07)
                                                  ------------------------------------------------------------------------------
Earnings per common share - assuming dilution     $           0.07                   na  $            0.00                   na

                                                  ------------------------------------------------------------------------------
Weighted average shares outstanding                     47,272,868           46,219,772         46,804,504           46,201,791
                                                  ------------------------------------------------------------------------------
Weighted average shares outstanding - assuming          47,540,216                   na         46,804,504                   na
dilution
                                                  ------------------------------------------------------------------------------

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This press release contains  statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties. Actual results will differ due to factors such as shifts in customer demand, product shipment schedules, product mix, competitive products and pricing, technological shifts and other variables. Readers are referred to GraphOn's most recent periodic and other reports filed with the Securities and Exchange Commission.

GraphOn and GO-Global are a registered trademarks of GraphOn Corp. All other trademarks belong to their respective owners.

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